AMENDED AGREEMENT
                                       AND
                        PLAN OF MERGER AND REORGANIZATION

THE AGREEMENT AND PLAN OF MERGER, dated as of October 29, 2010 (this "Agreement"), by and among Tombstone Technologies, Inc., a Colorado corporation ("TTI"), Hunt Acquisition Corp., a Colorado corporation and wholly-owned subsidiary of TTI ("Merger Sub"), and Hunt Global Resources, Inc., a Texas corporation ("HGR") is amended in its entirety and replaced hereby:

WHEREAS, the boards of directors of TTI, Merger Sub and HGR, respectively, have each approved, as being in the best interests of the respective corporations and their stockholders, a reorganization and the merger (the "Merger") of HGR with TTI's Merger Sub, in accordance with the applicable provisions of the Colorado Business Corporation Act (the "CBCA") and the Texas Business Organizations Code (the "TBOC");

WHEREAS, pursuant to the Merger, each outstanding share of common stock, no par value, of HGR ("HGR Common Stock") shall, in accordance with the provisions of this Agreement, be converted into the number of shares of TTI's common stock, no par value ("TTI Common Stock"), equal to the Conversion Amount;

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

WHEREAS, TTI, Merger Sub and HGR desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

WHEREAS, this Agreement is intended to set forth the terms upon which HGR will merge with and into Merger Sub;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01.     FILING OF CERTIFICATE OF MERGER; EFFECTIVE TIME
-----------------------------------------------------------------

Subject to the provisions of this Agreement, a certificate of merger in the forms approved by the parties hereto (the "Certificate of Merger") shall be duly prepared, executed and acknowledged in accordance with the CBCA and the TBOC and thereafter delivered to the Secretary of State of the State of Colorado for filing as provided in the CBCA and to the Secretary of State of the State of Texas for filing as provided in the TBOC simultaneously with the Closing (as defined in Section 2.01). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Colorado and the Secretary of State of the State of Texas for filing as provided in the CBCA and the TBOC, respectively (the "Effective Time").

SECTION 1.02.     EFFECTS OF THE MERGER.
---------------------------------------

(a) At the Effective Time and by virtue of the Merger, (i) the separate corporate existence of HGR and Merger Sub shall cease and HGR shall be merged with Merger Sub, and HGR shall be the surviving corporation (the "Surviving Corporation"); (ii) all of the issued and outstanding HGR Common Stock of HGR shall be converted as provided in Section 1.03; (iii) the certificate of incorporation of HGR as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation; and (iv) the by-laws of HGR as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

(b) Without limiting the generality of the foregoing, and subject thereto and to any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of HGR and Merger Sub shall vest in the Surviving Corporation (HGR), and, subject to the terms of this Agreement, all debts, liabilities, restrictions, disabilities and duties of HGR and Merger Sub shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation, Hunt Global Resources, Inc.

                                    1 of 18

SECTION 1.03.     CONVERSION OF SECURITIES.
------------------------------------------

As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a) Each share of HGR Common Stock that is issued and outstanding immediately prior to the Effective Time, other than shares of HGR Common Stock that are owned by shareholders who have not consented to the Merger and who have otherwise taken all of the steps required by Subchapter H of Chapter 10 of the TBOC to properly exercise and perfect such shareholders' dissenters rights (such shares of HGR Common Stock, the "Dissenting Shares") shall, except as set forth below, be converted into that number of shares of TTI Common Stock and shares of Class A & B Preferred Stock computed pursuant to the Conversion Amount. All such shares of HGR Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares of HGR Common Stock shall cease to have any rights with respect thereto, except (i) the right to receive the number of shares of TTI Common Stock to be issued in consideration therefore upon surrender of such certificate in accordance with Section 1.05, without interest, or (ii), in the case of Dissenting Shares, the right to receive the payment to which reference is made in Section 1.04(a). Notwithstanding the foregoing, any HGR Stockholders (each, a "Non-Certifying HGR Stockholder") who fail to provide to HGR prior to the Effective Time either (i) the appropriate certifications and/or questionnaires that such HGR Stockholder is an "accredited investor" as such term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by the Surviving Corporation and its counsel, (ii) an executed Purchaser Representative Agreement appointing a "purchaser representative" (as such term is defined in Rule 501(h) of Regulation D promulgated under the Securities Act), or (iii) the executed Exchange Agreement and Representations in the form provided by TTI, acceptable to TTI, then such Non-Certifying HGR Stockholder(s) shall not be entitled to receive shares of TTI Common Stock pursuant to this Section 1.03(a) and in lieu thereof, shall receive cash in amount equal to the number of shares of TTI Common Stock such HGR Stockholder would have received in the Merger multiplied by a price per share of TTI Common Stock equal to $0.01. In addition, no fractional shares shall be issued and in the event a HGR Stockholder is entitled to receive a fractional share in an amount of (i) up to .49 of a share, then the number of shares to be issued to such HGR Stockholder shall be rounded down and (ii) .5 of a share or above, then the number of shares of TTI Common Stock to be issued to such HGR Stockholder shall be rounded up to the nearest whole share; and

(b) Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be canceled and be converted into one share of common stock of the Surviving Corporation, and each certificate evidencing ownership of any such shares of Merger Sub shall thereupon evidence ownership of the same number of shares of the Surviving Corporation.

(c) Each outstanding option and warrant to purchase shares of HGR Common Stock (each a "HGR Stock Option and Warrant" and, collectively, "HGR Stock Options and Warrants") whether vested or unvested, shall be assumed by TTI. Each HGR Stock Option and Warrant so assumed by TTI under this Agreement will continue to have, and be subject to, the same terms and conditions of such HGR Stock Option and Warrant, as the case may be, immediately prior to the Closing (including without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each HGR Stock Option and Warrant, as the case may be, will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of TTI Common Stock equal to the product of the number of shares of HGR Common Stock that were issuable upon exercise of such HGR Stock Option and Warrant, as the case may be, immediately prior to the Closing multiplied by the Conversion Amount, rounded up to the nearest whole number of shares of TTI Common Stock, and (ii) the per share exercise price for the shares of TTI Common Stock issuable upon exercise of such assumed HGR Stock Option and Warrant, as the case may be, will be equal to the quotient determined by dividing the exercise price per share of HGR Common Stock at which such HGR Stock Option or Warrant, as the case may be, was exercisable immediately prior to the Closing by the Conversion Amount, rounded down to the nearest whole cent.

SECTION 1.04.     DISSENTING SHARES.
------------------------------------

(a) As promptly as practicable but in no event later than the 11th calendar day following approval of this Agreement by the shareholders of HGR, HGR will mail to every shareholder of record of HGR that did not consent to the approval of this Agreement, notice of the fact and date of the approval of this Agreement and the Merger in accordance with Section 6.202(d) of the TBOC and that the shareholder may exercise the shareholder's right to dissent from the Merger in accordance with Subchapter H of Chapter 10 of the TBOC. The notice shall be accompanied by a copy of Subchapter H of Chapter 10 of the TBOC, a copy of this Agreement, and such additional information and materials as the Surviving Corporation or TTI may elect to provide.

                                    2 of 18

(b) Any holder of shares of HGR Common Stock who perfects such holder's rights of dissent and appraisal in accordance with and as contemplated by Subchapter H of Chapter 10 of the TBOC shall not receive payment pursuant to Section 1.03 but shall instead be entitled to receive from TTI, the fair value of such shares in cash as determined pursuant to such provision of the TBOC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the TBOC and surrendered to TTI the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder of HGR fails to perfect, or effectively withdraws or loses, such holder's right to dissent and receive payment for such holder's shares, TTI shall issue and deliver the consideration to which such holder of shares of TTI Common Stock is entitled under this Article I (without interest) upon surrender by such holder of the certificate or certificates representing the shares of HGR Common Stock held by such holder.

(c) HGR shall give TTI prompt notice of any written demands for appraisal or payment for shares of HGR Common Stock received by it, attempted withdrawals of such demands and any other instruments served pursuant to applicable law that are received by HGR with respect to shareholders' rights to dissent. HGR shall not, without the prior written consent of TTI, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

d) TTI shall control all negotiations and proceedings with respect to any demands for dissenter's rights. TTI shall promptly pay to any dissenting shareholder any and all amounts due and owing to such holder as a result of any settlement or final determination by any court of competent jurisdiction with respect to such demands.

SECTION 1.05.     EXCHANGE PROCEDURES.
--------------------------------------

(a) As soon as practicable after the Effective Time, TTI shall mail to each participating and consenting HGR Stockholder a letter of transmittal and instructions for use in effecting the surrender of certificates representing shares of HGR Common Stock outstanding immediately prior to the Effective Time (the "Certificates") in appropriate and customary form with such provisions as the board of directors of TTI after the Merger may reasonably specify. Upon surrender of a Certificate for cancellation to TTI, together with such letter of transmittal, duly and properly executed, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of shares of TTI Common Stock as is equal to the product of the number of shares of HGR Common Stock represented by the certificate multiplied by the Conversion Amount, together with any dividends and other distributions payable as provided in Section 1.06 hereof, and the Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.05, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, TTI Common Stock as contemplated by this Section 1.05, together with any dividends and other distributions payable as provided in Section 1.06 hereof, and the holders thereof shall have no rights whatsoever as stockholders of TTI. Shares of TTI Common Stock issued in the Merger shall be issued, and be deemed to be outstanding, as of the Effective Time. TTI shall cause all such shares of TTI Common Stock issued pursuant to the Merger to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

(b) If any certificate representing shares of TTI Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of TTI Common Stock in a name other than that of the registered holder of the Certificate so surrendered.

(c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and upon the posting by such person of a bond in such amount as TTI may reasonably direct as an indemnity against any claim that may be made against it with respect to such Certificate, TTI will issue in respect of such lost, stolen or destroyed Certificate one or more certificates representing shares of TTI Common Stock as contemplated by this Section 1.05 and such person shall be entitled to the dividend and other distribution rights provided in Section 1.06 hereof.

(d) If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

                                    3 of 18

(e) TTI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for shares of TTI Common Stock (and dividends or distributions with respect to TTI Common Stock as contemplated by Section 1.06 hereof) such amount as TTI is required to deduct and withhold with respect to the making of such payment under the Code, or provisions of any state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

SECTION 1.06.     DIVIDENDS AND DISTRIBUTIONS.
----------------------------------------------

No dividends or other distributions declared or made with respect to TTI Common Stock with a record date on or after the Effective Time shall be paid to the holder of a Certificate entitled by reason of the Merger to receive certificates representing TTI Common Stock until such holder surrenders such Certificate as provided in Section 1.05 hereof. Upon such surrender, there shall be paid by TTI to the person in whose name certificates representing shares of TTI Common Stock shall be issued pursuant to the terms of this Article I (i) at the time of the surrender of such Certificate, the amount of any dividends and other distributions theretofore paid with respect to that number of whole shares of such TTI Common Stock represented by such surrendered Certificate pursuant to the terms of this Article I, which dividends or other distributions had a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date, the amount of dividends and other distributions payable with respect to that number of whole shares of TTI Common Stock represented by such surrendered Certificate pursuant to the terms of this
Article I, which dividends or other distributions have a record date on or after the Effective Time and a payment date subsequent to such surrender.

SECTION 1.07.     DIRECTORS.
----------------------------

Subject to applicable law, two directors designated by HGR immediately prior to the Effective Time shall be appointed directors of the Surviving Corporation and as directors of TTI and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with applicable law, effective upon and subject to compliance with
Section 14f of the Securities Exchange Act of 1934 and William Reilly shall resign as director of TTI. The directors of TTI prior to the Effective Time shall remain entitled to indemnification for acts and omissions prior to the Effective Time to the fullest extent permitted under Colorado law and the certificate of incorporation and bylaws of TTI in effect prior to the Effective Time.

SECTION 1.08.     OFFICERS.
---------------------------

The officers of HGR immediately prior to the Effective Time shall be the initial executive officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Immediately after the Effective Time, the officers of TTI shall resign and the officers of HGR immediately prior to the effective time shall be appointed as the officers of TTI. The officers of TTI prior to the Effective Time shall remain entitled to indemnification for acts and omissions prior to the Effective Time to the fullest extent permitted under Colorado law and the certificate of incorporation and bylaws of TTI in effect prior to the Effective Time.

SECTION 1.09.     NO LIABILITY.
-------------------------------

Neither TTI nor HGR shall be liable to any holder of shares of HGR Common Stock or TTI Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE II
                                   THE CLOSING

SECTION 2.01.     CLOSING.
--------------------------

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or, to the extent permitted thereunder, waived, at the offices of Michael A. Littman, located at 7609 Ralston Road, Arvada, Colorado or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

                                    4 of 18

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF TTI

Except as set forth in the applicable section of the disclosure schedule delivered by TTI to HGR prior to the execution of this Agreement (the "TTI Disclosure Schedule"), TTI represents and warrants to HGR as follows:

SECTION 3.01.     ORGANIZATION OF TTI AND MERGER SUB; AUTHORITY.
----------------------------------------------------------------

TTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of TTI and Merger sub has all requisite corporate power and corporate authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval, the execution, delivery and performance by each of TTI and Merger Sub of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of TTI and Merger Sub, including, without limitation the approval of the board of directors of TTI. The Transaction Documents have been duly executed and delivered by each of TTI and Merger Sub and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of each of TTI and Merger Sub, enforceable against TTI and Merger Sub in accordance with its terms. Each of TTI and Merger Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a TTI Material Adverse Effect. TTI has heretofore delivered or made available to HGR complete and correct copies of the certificate of incorporation and by-laws of TTI and Merger Sub, the minute books and stock transfer records of TTI and Merger Sub, as in effect as of the date of this Agreement. Neither TTI nor Merger Sub is in violation of its organizational documents.

SECTION 3.02.     CAPITALIZATION.
---------------------------------

The authorized capital stock of TTI consists of 1 million shares of Preferred Stock of which none are outstanding and shares of TTI Common Stock, of which 4,878,000 shares are outstanding on the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.001 per share of which 1,000 shares are issued and outstanding on the date hereof. No other shares of any other class or series of TTI Common Stock or securities exercisable or convertible into or exchangeable for TTI Common Stock ("TTI Common Stock Equivalents") are authorized, issued or outstanding. The outstanding shares of TTI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To TTI's knowledge, none of the outstanding shares of TTI Common Stock was issued in violation of any Law, including without limitation, federal and state securities laws. There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to TTI' knowledge, voting or transfer of any shares, whether issued or unissued, of TTI Common Stock, TTI Common Stock Equivalents or other securities of TTI. On the Closing Date, the shares of TTI Common Stock for which shares of HGR Common Stock shall be exchanged in the Merger will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of TTI Common Stock will be validly issued, fully paid and nonassessable.

SECTION 3.03.     NO VIOLATION; CONSENTS AND APPROVALS.
-------------------------------------------------------

The execution and delivery by TTI of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of TTI or any TTI Subsidiary, (b) any Law applicable to TTI or any TTI Subsidiary or the property or assets of TTI or any TTI Subsidiary, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of TTI or any TTI Subsidiary under any Contract to which TTI or any TTI Subsidiary is a party or by which TTI or any TTI Subsidiary or any assets of TTI or any TTI Subsidiary may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in Section 3.04 of the TTI Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a TTI Material

                                    5 of 18

Adverse Effect. No Governmental Approval is required to be obtained or made by or with respect to TTI or any TTI Subsidiary in connection with the execution and delivery of this Agreement or the consummation by TTI of the transactions contemplated hereby.

SECTION 3.04.     LITIGATION; COMPLIANCE WITH LAWS.
---------------------------------------------------

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of TTI, threatened against, relating to or affecting TTI or the TTI Subsidiaries, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of TTI or the TTI Subsidiaries in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding against TTI or the TTI Subsidiaries, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of TTI or the TTI Subsidiaries in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby. Section 3.12 of the TTI Disclosure Schedule includes a description of all pending or threatened claims, actions, suits, investigations or proceedings involving TTI or the TTI Subsidiaries, the business, the assets, or any employee, officer, director, stockholder or independent contractor of TTI or the TTI Subsidiaries in their capacities as such.

(b) TTI and the TTI Subsidiaries have complied and are in compliance in all material respects with all Laws applicable to TTI, any Subsidiary of TTI, its business or its assets. Neither TTI nor the TTI Subsidiaries has received notice from any Governmental Entity or other Person of any material violation of Law applicable to TTI, any of the TTI Subsidiaries, their business or their assets. TTI and the TTI Subsidiaries have obtained and hold all required Licenses (all of which are in full force and effect) from all Government Entities applicable to TTI, the TTI Subsidiaries, their business or their assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of TTI, threatened to revoke or limit any such License.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF HGR

Except as set forth in the applicable section of the disclosure schedule delivered by HGR to TTI prior to the execution of this Agreement (the "HGR Disclosure Schedule"), HGR represents and warrants to TTI as follows:


SECTION 4.01.     ORGANIZATION OF HGR; AUTHORITY.
-------------------------------------------------

HGR is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and corporate authority to enter into the Transaction Documents, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval by HGR, the execution, delivery and performance by HGR of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of HGR, including, without limitation, the approval of the board of directors of HGR. The Transaction Documents have been duly executed and delivered by HGR and, assuming that the Transaction Documents constitute a valid and binding obligation of TTI and Merger Sub, constitute a valid and binding obligation of HGR. HGR is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a HGR Material Adverse Effect. HGR has heretofore delivered or made available to TTI complete and correct copies of the articles of incorporation and by-laws of HGR, the minute books and stock transfer records of HGR, as in effect as of the date of this Agreement. HGR is not in violation of its organizational documents.

SECTION 4.02.     CAPITALIZATION.
---------------------------------

(a) The authorized and outstanding capital stock of HGR is set forth in Section 4.02(a) of the HGR Disclosure Schedule (the "HGR Capital Stock"). All of the outstanding shares of the HGR Capital Stock are validly issued, fully paid and non-assessable. To HGR's knowledge, none of the outstanding shares of HGR Capital Stock or other securities of HGR was issued in violation of any Law, including, without limitation, state and federal securities laws. There are no Liens on or with respect to any outstanding shares of HGR Capital Stock.

(b) Except as listed in Schedule 4.02(b) hereto, there are no outstanding: (i) securities convertible into or exchangeable for HGR Capital Stock; (ii) options, warrants or other rights to purchase or subscribe for HGR Capital Stock; or
(iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any HGR Capital Stock, any such convertible or

                                    6 of 18
exchangeable securities or any such options, warrants or rights. There is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from HGR, or any stockholder of HGR, any ownership interest in HGR, and there is no outstanding right or security of any kind convertible into such ownership interest. To HGR's knowledge, there are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of HGR Capital Stock. There are no obligations, contingent or otherwise, of HGR to repurchase, redeem or otherwise acquire any shares of HGR Capital Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no accrued and unpaid dividends with respect to any outstanding shares of HGR Capital Stock.

(c) Post-Merger shares are to be issued as finder's fee as listed in Schedule 4.02(c) hereto.

SECTION 4.03.     NO VIOLATION; CONSENTS AND APPROVALS.
-------------------------------------------------------

The execution and delivery by HGR of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of incorporation or by-laws of HGR, (b) any Laws applicable to HGR or the property or assets of HGR, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of HGR under, any Contracts to which HGR is a party or by which HGR or any of its assets may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have an HGR Material Adverse Effect. Except as set forth in Section 4.04 of the HGR Disclosure Schedule, no Governmental Approval is required to be obtained or made by or with respect to HGR or any HGR Subsidiary in connection with the execution and delivery of this Agreement or the consummation by HGR of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have an HGR Material Adverse Effect.

SECTION 4.04.     LITIGATION; COMPLIANCE WITH LAWS.
---------------------------------------------------

(a) Except as would not have a HGR Material Adverse Effect, there are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of HGR, threatened against, relating to or affecting HGR, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of HGR in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against HGR, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of HGR in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.
Section 4.04 of the HGR Disclosure Schedule includes a description of all claims, actions, suits, investigations or proceedings involving HGR, its business, its assets, or any employee, officer, director, stockholder or independent contractor of HGR in their capacities as such.

(b) Except as would not have an HGR Material Adverse Effect, HGR has complied and is in compliance in all material respects with all Laws applicable to HGR, its business or its assets. HGR has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets. HGR has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of HGR threatened to revoke or limit any such License.

                                    ARTICLE V
                        COVENANTS RELATING TO CONDUCT OF
                       BUSINESS PENDING THE REORGANIZATION

SECTION 5.01.     CONDUCT OF THE BUSINESS PENDING THE REORGANIZATION.
---------------------------------------------------------------------

(a) During the period from the date of this Agreement and continuing until the Effective Time, TTI agrees as to itself and the TTI Subsidiaries, that TTI shall not, and shall cause the TTI Subsidiaries not to, engage in any business whatsoever other than in connection with the consummation of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to preserve intact its business and assets, maintain its assets in good operating condition and repair (ordinary wear and tear excepted), retain the services of its officers, employees and independent contractors and use reasonable commercial efforts to keep in full force and effect liability insurance and

                                    7 of 18
bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, HGR consents otherwise in writing.

(b) During the period from the date of this Agreement and continuing until the Effective Time, HGR agrees that, other than in connection with the consummation of the transactions contemplated hereby, it shall carry on its business only in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve intact its business and assets and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, TTI consents otherwise in writing; provided that HGR may take any and all of the actions listed in
Schedule 5.01(b) of the HGR Disclosure Schedules at any time prior to or after the date of this Agreement without the consent of TTI.

(c) During the period from the date of this Agreement and continuing until the Effective Time, each of HGR and TTI agrees as to itself and, with respect to TTI, the TTI Subsidiaries, respectively, that except as expressly contemplated or permitted by this Agreement, as disclosed in Section 5.01(c) of the HGR Disclosure Schedule or the TTI Disclosure Schedule, as applicable, or to the extent that the other party shall otherwise consent in writing:

         (i) It shall not amend or propose to amend its certificate of in-corporation or by-laws or equivalent organizational documents except as contemplated in this Agreement.

         (ii) It shall not, nor in the case of TTI shall it permit the TTI Subsidiaries to, issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership interest, provided that: (1) TTI shall be permitted to issue the shares of TTI Common Stock to be issued to HGR Stockholders hereunder, and (2)each party shall be permitted to issue shares of its common stock pursuant to the exercise of stock options, warrants and other convertible securities outstanding as of the date hereof and listed on the HGR Disclosure Schedule or the TTI Disclosure Schedule, as the case may be.

         (iii) It shall not, nor in the case of TTI shall it permit any of the TTI Subsidiaries to, nor shall it propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or (ii) except with respect to the Reverse Stock Split, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

         (iv) Other than dispositions in the ordinary course of business consistent with past practice which would not cause a TTI Material Adverse Effect or a HGR Material Adverse Effect (as applicable), individually or in the aggregate, to it and its subsidiaries, taken as a whole, it shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of its assets.

         (v) It shall promptly advise the other party hereto in writing of any change in the condition (financial or otherwise), operations or properties, businesses or business prospects of such party or any of its subsidiaries which would result in a TTI Material Adverse Effect or HGR Material Adverse Effect, as the case may be.

         (vi) It shall not permit to occur any (1) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions, (2)incurrence of Indebtedness or any commitment to incur Indebtedness, any incurrence of a contingent liability, Contingent Obligation or other liability of any type, except for, with respect to HGR, other than obligations related to the acquisition of Inventory in the ordinary course of business consistent with past practices, (3) cancellation of any debt or waiver or release of any contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business consistent with its past practice which do not exceed $50,000 in the aggregate, (4) amendment, termination or revocation of, or a failure to perform obligations or the occurrence of any default under, (Y) any contract or agreement (including, without limitation, leases) to which it is or, as of December 31, 2009, was a party, other than in the ordinary course of business consistent with past practice, or (Z) any License, (5) execution of termination, severance or similar agreements with any of its officers, directors, employees, agents or independent contractors or (6) entering into any leases of real property or agreement to acquire real property.

                                    8 of 18

SECTION 5.02.     NO ACTION.
----------------------------

During the period from the date of this Agreement and continuing until the Effective Time, each of HGR and TTI agrees as to itself and, with respect to TTI, the TTI Subsidiaries, respectively, that it shall not, and TTI shall not permit any of the TTI Subsidiaries to, take or agree or commit to take any action, (i) that is reasonably likely to make any of its representations or warranties hereunder inaccurate; or (ii) that is prohibited pursuant to the provisions of this Article V.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01.     PREPARATION OF NOTICE TO HGR STOCKHOLDERS.
------------------------------------------------------------

HGR agrees that as promptly as practicable following the date of this Agreement it shall prepare a notice to stockholders describing the Merger (the "HGR Notice"). HGR shall use commercially reasonable efforts to cause the HGR Notice to be mailed to its stockholders at the earliest practicable date following such filing.

SECTION 6.02.     ACCESS TO INFORMATION.
----------------------------------------

From the date hereof until the Effective Time or the earlier termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents full access, upon reasonable notice and during normal business hours, to such party's facilities and the financial, legal, accounting and other representatives of such party with knowledge of the business and the assets of such party and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries that the other party and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 6.02 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Merger; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

SECTION 6.03.     NO SHOP; ACQUISITION PROPOSALS.
-------------------------------------------------

From the date hereof until the Effective Time or the earlier termination of this Agreement, neither HGR nor TTI shall, nor shall they authorize or permit any of their respective officers, directors or employees or Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or negotiate with respect to, agree to or endorse any Takeover Proposal (except in any case if the board of directors or special committee of TTI or HGR, as the case may be, determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to do so would constitute a breach of the fiduciary duties of the TTI' or HGR's board of directors or special committee, as the case may be, to its stockholders under applicable law). HGR shall promptly advise TTI and TTI shall promptly advise HGR, as the case may be, orally and in writing of any such inquiries or proposals and shall also promptly advise TTI or HGR, as the case may be, of any developments or changes regarding such inquiries or proposals. HGR and TTI shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than HGR, TTI and Merger Sub) conducted heretofore with respect to any Takeover Proposal. HGR and TTI agree not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which HGR or TTI is a party.

SECTION 6.04.     LEGAL CONDITIONS TO MERGER; REASONABLE EFFORTS.
-----------------------------------------------------------------

Each of HGR, TTI and Merger Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of HGR, TTI and

                                    9 of 18

Merger Sub will, and TTI will cause the TTI Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by HGR, TTI or any of the TTI Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.05.     CERTAIN FILINGS.
----------------------------------

Each party shall cooperate with the other in (a) connection with the preparation of an 8-K, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the 8-K and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Merger.

SECTION 6.06.     PUBLIC ANNOUNCEMENTS AND FILINGS.
---------------------------------------------------

Each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.07.     TAX TREATMENT.
--------------------------------

TTI and HGR shall each report the Merger as a tax-free reorganization and shall not take, and shall use commercially reasonable efforts to prevent any of their respective Subsidiaries or affiliates from taking, any actions that could prevent the Merger from qualifying, as tax free under the provisions of Section 351 of the Code or Section 368(a) of the Code.

SECTION 6.08.     TAX MATTERS.
------------------------------

(a) HGR shall prepare and file on a timely basis all Tax Returns which are due to be filed with respect to HGR (giving effect to any extension of time) within 60 days after the Closing Date. TTI shall be responsible for the preparation and filing of all Tax Returns which are due to be filed (giving effect to any extension of time after the Closing Date, but HGR shall use its best efforts to conduct its affairs such that any Tax Returns due after the Closing Date can be filed on a timely basis.

(b) From the date hereof until the Effective Time or the earlier termination of this Agreement, without the prior written consent of the other party or if required in the opinion of counsel, neither TTI nor HGR shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to it, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it, or take any other action relating to the filing of any Tax Return or the payment of any Tax.

SECTION 6.09.     SUPPLEMENTS TO SCHEDULES.
-------------------------------------------

Prior to the Closing, HGR will supplement or amend its disclosure schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this Section 6.09 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing. Prior to the Closing, TTI may supplement or amend its disclosure schedule with respect to any matter which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this Section 6.09 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.

                                    10 of 18

                                   ARTICLE VII
                            CONDITIONS OF THE MERGER

SECTION 7.01.     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.
-----------------------------------------------------------------------------

The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

(a) Stockholder Approval. This Agreement shall have been duly adopted and joined pursuant to an Exchange Agreement (Exhibit A hereto) by the holders of(i) at least 90% of the outstanding shares of HGR Common Stock; and (ii) a majority of the outstanding shares of capital stock of Merger Sub.

(b) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 7.02.     ADDITIONAL CONDITIONS OF OBLIGATIONS OF TTI.
--------------------------------------------------------------

The obligations of TTI and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by TTI:

(a) Representations and Warranties. The representations and warranties of HGR set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of HGR. HGR shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Change to HGR. From the date hereof through and including the Effective Time, no event shall have occurred which would have a HGR Material Adverse Effect.

(d) Third Party Consents. HGR shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by HGR of this Agreement and the consummation of the transactions contemplated hereby.

(e) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(f) Dissenters' Rights. Holders of not more than 10% of the aggregate number of shares of HGR Common Stock shall have elected to exercise any appraisal rights or similar rights within the law of the State of Texas, which demand was not withdrawn or terminated as of the Closing Date.

(g) Financial Statements. HGR shall have delivered audited financial statements for HGR for period from inception to 12/31/2009 prepared in accordance with SEC Rules and Regulations, GAAP, and PCAOB Rules.

(h) Deliveries. At the Closing, HGR shall have delivered to TTI:

         (i) a certificate, dated the Closing Date, signed on behalf of HGR by the Chief Executive Officer of HGR, certifying as to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this
         Section 7.02;

         (ii) the consents set forth in Section 4.04 of the HGR Disclosure Schedule;

         (iii) true, correct and complete copies of (1) the certificate of incorporation or other charter document, as amended to date, of HGR,

                                    11 of 18
         certified as of a recent date by the Secretary of State or other appropriate official of the state or other jurisdiction of incorporation of HGR, (2) the by-laws or other similar organizational document of HGR, and (3) resolutions duly and validly adopted by the Board of Directors and the stockholders of HGR evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of HGR, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date; and

         (iv) good standing certificates for HGR from the Secretary of State or other appropriate official of their respective states or other jurisdiction of incorporation and from the Secretary of State or other appropriate official of each other jurisdiction in which the operation of the business in such jurisdiction requires HGR to qualify to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date;

SECTION 7.03.     ADDITIONAL CONDITIONS OF OBLIGATIONS OF HGR.
--------------------------------------------------------------

The obligation of HGR to effect the Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by HGR:

(a) Representations and Warranties. The representations and warranties of TTI and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of TTI and Merger Sub. TTI and Merger Sub shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Change to TTI or Merger Sub. From the date hereof through and including the Effective Time, no event shall have occurred which would have a TTI Material Adverse Effect.

(d) Third Party Consents. TTI shall have obtained all consents and approvals required to be obtained prior to or at the Closing Date from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by TTI of this Agreement and the consummation of the transactions contemplated hereby.

(e) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(f) Deliveries. At the Closing, TTI shall have delivered to HGR:

         (i) certificates, dated the Closing Date, signed on behalf of each of TTI and Merger Sub by the President of each of TTI and Merger, certifying as to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 7.03;

         (ii) the consents set forth in Section 3.04 of the TTI Disclosure Schedule;

         (iii) true, correct and complete copies of (1) the certificate of incorporation or other charter document, as amended to date, of each of TTI and Merger Sub, certified as of a recent date by the Secretary of State or other appropriate official of the state or other jurisdiction of incorporation of such company, (2) the by-laws or other similar organizational document of each of TTI and Merger Sub, and (3) resolutions duly and validly adopted by the Board of Directors of each of TTI and Merger Sub evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary of each of TTI and Merger Sub, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date; and

         (iv) good standing certificates for TTI and Merger Sub from the Secretary of State or other appropriate official of their respective states or other jurisdiction of incorporation and from the Secretary of State or other appropriate official of each other jurisdiction in which

                                    12 of 18
         the operation of the business in such jurisdiction requires TTI to qualify to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date.

                                  ARTICLE VIII
                                   TERMINATION

SECTION 8.01.  TERMINATION.
---------------------------

This Agreement may be terminated at any time prior to the Effective Time, by TTI or HGR as set forth below:

         (a) by mutual consent of the boards of directors of TTI and HGR; or

         (b) by TTI upon written notice to HGR, if: (A) any condition to the obligation of TTI to close contained in Article VII hereof has not been satisfied by April 1, 2010 (the "End Date") (unless such failure is the result of TTI's breach of any of its representations, warranties, covenants or agreements contained herein) or (B) the TTI stockholders do not approve the Merger; or

         (c) by HGR upon written notice to TTI, if: (A) any condition to the obligation of HGR to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of HGR's breach of any of its representations, warranties, covenants or agreements contained herein); or (B) the HGR stockholders do not approve the Merger; or

         (d) by TTI if the board of directors or special committee of TTI determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the TTI board of directors or special committee to the TTI stockholders under applicable law; or

         (e) by HGR if the board of directors or special committee of HGR determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the HGR board of directors or special committee to the HGR stockholders under applicable law.

SECTION 8.02.     FEES AND EXPENSES.
------------------------------------

Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of TTI and HGR shall pay, with its own funds and not with funds provided by the other party, any and all property or transfer taxes imposed on such party.

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.    NOTICES.
--------------------------

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex facsimile, email, FTP (File Transfer Protocal) or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

                                    13 of 18
         if to TTI or Merger Sub, to:

         with a copy to (which shall not constitute notice):
         Michael Littman, Esq.
         7609 Ralston Road
         Arvada, CO  80002
         Fax:  (303) 431-1567
         MALATTYCO@AOL.COM

         with a copy to (which shall not constitute notice): or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 10.02.    AMENDMENT; WAIVER.
------------------------------------

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 10.03.    SUCCESSORS AND ASSIGNS.
-----------------------------------------

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04.    GOVERNING LAW.
--------------------------------

This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

SECTION 10.05.    WAIVER OF JURY TRIAL.
---------------------------------------

Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 10.06.    CONSENT TO JURISDICTION.
------------------------------------------

Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the individuals designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 10.07.    COUNTERPARTS; EFFECTIVENESS.
----------------------------------------------

Facsimile or email transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.08. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP.
--------------------------------------------------------------------------------

Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

SECTION 10.09.    HEADINGS.
---------------------------

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                                    14 of 18

SECTION 10.10.    NO STRICT CONSTRUCTION.
-----------------------------------------

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.11.    SEVERABILITY.
-------------------------------

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

                                   ARTICLE XI
                                   DEFINITIONS

"Affiliate" shall mean (a) with respect to an individual, any member of such individual's family including lineal ancestors and descendents; (b) with respect to an entity, any officer, director, stockholder, partner, manager, investor or holder of an ownership interest of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

"Agreement" shall have the meaning set forth in the preamble to this Agreement.

"HGR" shall have the meaning set forth in the preamble to this Agreement.

"HGR Capital Stock" shall have the meaning set forth in Section 4.02 of this Agreement.

"HGR Common  Stock"  shall have the  meaning  set forth in the  recitals to this
Agreement. "HGR Material Adverse Effect" shall mean an event or change, individually or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of HGR taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which HGR is engaged generally) or (b) the ability of HGR to consummate the transactions contemplated hereby.

"HGR Stockholders" means the holders of common stock in HGR.

"Certificate of Merger" shall have the meaning set forth in Section 1.01 of this Agreement.

"Certificates" shall have the meaning set forth in Section 1.05(a) of this Agreement.

"TTI" shall have the meaning set forth in the preamble to this Agreement.

"TTI Common Stock" shall have the meaning set forth in the recitals to this agreement.

"TTI Common Stock Equivalents" shall have the meaning set forth in Section 3.02 of this Agreement.

"TTI Material Adverse Effect" shall mean an event or change, individually, or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of TTI and the TTI Subsidiaries taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which TTI is engaged generally) or (b) the ability of TTI to consummate the transactions contemplated hereby.

"Closing" shall have the meaning set forth in Section 2.01 of this Agreement.

"Closing Date" shall have the meaning set forth in Section 2.01 of this Agreement.

"Code" shall have the meaning set forth in the recitals of this Agreement.

"Contingent Obligation" as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any property constituting direct or indirect security

                                    15 of 18
therefore, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the financial condition or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (d) otherwise to assure or hold harmless the obligee under such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

"Contracts" shall mean all contracts, leases, subleases, notes, bonds, mortgages, indentures, Permits and Licenses, non-competition agreements, joint venture or partnership agreements, powers of attorney, purchase orders, and all other agreements, arrangements and other instruments, in each case whether written or oral, to which such Person is a party or by which any of them or any of its assets are bound.

"Conversion Amount" shall mean an amount equal to a prorata portion of 29,000,000 shares of Common Stock, (29,000,000 / 100 x % of HGR common shares owned = shareholder entitlement) and a prorata portion of each of 125,000 Class A Preferred Convertible Shares (having a conversion ratio of one preferred to 208 common TTI shares; and subject to the common stock of the company having traded at an average bid price of $3.00 for ten consecutive trading days) or after a period of Twelve Months (12) from the date of issue, whichever occurs first. and 125,000 Class B Convertible Preferred Shares (having a conversion ratio of one preferred for 248 common TTI shares; and subject to the common stock of the company having traded at an average bid price of $7.00 for ten consecutive trading days) or twenty four (24) months after date of issue, whichever is earlier computed as follows 125,000 / 100 x % of common shares of HGR owned, = # of shares of stock receivable of TTI, Preferred A, and Preferred B.

"CBCA" shall have the meaning set forth in the recitals of this Agreement.

"Effective Time" shall have the meaning set forth in Section 1.01 of this Agreement.

"End Date" shall have the meaning forth in Section 8.01 of this Agreement.

"Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

"Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 120 days overdue or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP); (e) every Capital Lease Obligation of such Person; (f) any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectability) of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement; (g) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"); (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that

                                    16 of 18
such Person is not liable therefore and such terms are enforceable under applicable law; and (i) every Contingent Obligation of such Person with respect to Indebtedness of another Person.

"Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

"License" shall mean any franchise, authorization, license, permit, certificate of occupancy, easement, variance, exemption, certificate, consent or approval of any Governmental Entity or other Person.

"Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

"Merger" shall have the meaning set forth in the recitals of this Agreement.

"Merger Sub" shall have the meaning set forth in the preamble to this Agreement.

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

"Post-Closing Tax Period" means a taxable period (or portion thereof) that begins after the Closing Date.

"SEC" shall have the meaning set forth in Section 3.05 of this Agreement.

"Surviving Corporation" shall have the meaning set forth in Section 1.02(a) of this Agreement.

"Subsidiary" shall mean any Person in which another Person, directly or indirectly, owns 50% of either the equity interests in or voting control of, such Person.

"Takeover Proposal" shall mean any proposal for a tender or exchange offer, merger, consolidation, sale of all or substantially all of such party's assets, sale of in excess of fifteen percent of the shares of capital stock or other business combination involving such party or any proposal or offer to acquire in any manner a substantial equity interest (including any interest exceeding fifteen percent of the equity outstanding) in, or all or substantially all of the assets of, such party other than the transactions contemplated by this Agreement.

"Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, recapture and other taxes, and including all interest, penalties and additions imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any Person, and any liability in respect of any Tax as a result of being a member of any affiliated, combined, consolidated, unitary or similar group.

"Tax Return" means any report, return, statement, estimate, informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

"Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

"TBOC" shall have the meaning set forth in the recitals of this Agreement.

"Transaction Documents" shall mean this Agreement


                  [Remainder of page intentionally left blank.]

                                    17 of 18

IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement and Plan of Merger and Reorganization to be duly executed as of the day and year first above written.


                                          TOMBSTONE TECHNOLOGIES, INC.


                                          By:
                                               _________________________________
                                               Name: John N. Harris
                                               Title: President/CEO & Director


                                          By:
                                               _________________________________
                                               Name: Neil A. Cox
                                               Title:  CFO & Chairman


                                          By:
                                               _________________________________
                                               Name: William H. Reilly
                                               Title: COO/CTO & Director


                                          HUNT ACQUISITION CORP.


                                          By:
                                               _________________________________
                                               Name: John N. Harris
                                               Title:  President/CEO & Director


                                          HUNT GLOBAL RESOURCES, INC.


                                          By:
                                               _________________________________
                                               Name: George T. Sharp
                                               Title:   CEO


                                          By:
                                               _________________________________
                                               Name: Jewel Samual Hunt V
                                               Title: Chairman


                                          By:
                                               _________________________________
                                               Name: Lisa Anderson Hunt
                                               Title: President




                                    18 of 18

EXHIBIT 99

LONGMONT, Colo.--(BUSINESS WIRE)--January 19, 2010--

Tombstone Technologies (OTCBB: TMCI) today announced it has entered into an agreement to acquire the assets of Hunt Global Resources, Inc., a Houston-based company focused on the use of new technologies to maximize the value of its natural resources projects. The transaction is in the form of a reverse acquisition wherein Hunt Global Resources will be acquired as a wholly owned subsidiary of TMCI.

Completion of this acquisition is predicated upon delivery and review of audited financial statements prepared in accordance with SEC Rules and Regulations.

About Tombstone Technologies, Inc.

Based in Longmont, Colo., Tombstone Technologies provides innovative software solutions in the emerging market for Web-to-Print applications. Its flagship product, OIEPrint Suite, gives the power of online professional design, combined with order management and e-commerce capabilities, to mid-sized printers and their customers. Full product information and company details are available at www.tombstonetechnologies.com.

About Hunt Global Resources, Inc.

Hunt Global owns surface mining rights to over 350 acres of land northwest of Houston containing high-grade sand and gravel. Approximately 60% of the reserves are industrial fracturing sands (frac sands) used by the oil and gas industry.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting Tombstone Technologies, Inc. operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

CONTACT: Tombstone Technologies, Inc.
John N. Harris
President
303-823-9823

or

Hunt Global Resources, Inc.
George T. Sharp
Chief Executive Officer
713-443-9443